UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 27, 2006

ZYGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0964500

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, CT	06455-0448

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 347-8506

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On June 27, 2006, Zygo Corporation announced that it has completed its financial restatement process and that it has filed with the Securities and Exchange Commission an amended Form 10-K/A for the fiscal year ended June 30, 2005 and an amended Form 10-Q/A for each of the periods ended September 30, 2005 and December 31, 2005. The actual financial results for these prior periods are the same as the expected results previously reported by the Company in its March 29, 2006 press release. As previously reported, the restatements were necessitated due to inadvertent accounting errors in the consolidation of intercompany revenues from certain of the Company’s foreign operations for those and prior periods. The errors were discovered internally by Company personnel and self-reported by the Company.

Immediately after the filing of its restatement documents, the Company also filed its Quarterly Report on Form 10-Q for the period ended March 31, 2006. The Company is now current with its SEC filings.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1	Zygo Corporation Press Release, dated June 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: June 27, 2006	By:	/s/ J. Bruce Robinson

		Name:	J. Bruce Robinson
		Title:	Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release, dated June 27, 2006, issued by Zygo Corporation.